                                                                   EXHIBIT 10.55

                                PROMISSORY NOTE


$265,000.00                                              Los Angeles, California
                                                         July 31, 1996


     FOR VALUE RECEIVED, the undersigned, RICHARD M. GREENWOOD, hereby promises to pay to the order of BANK PLUS CORPORATION, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($265,000.00)

     AT:  4565 Colorado Boulevard
          Los Angeles, California 90039

as set forth below. This Promissory Note shall be payable in full upon demand by the holder hereof. This Promissory Note shall not bear interest prior to demand for payment, but thereafter shall bear interest on the unpaid principal balance until payment in full at a floating rate per annum equal to the lesser of (i) 4% plus the federal discount rate as in effect from time to time, or (ii) the maximum rate permitted under applicable law. Interest shall be computed for the exact number of days elapsed (including the first, excluding the last) on the basis of a year of 365 or 366 days, as applicable.

          The undersigned may prepay this Promissory Note at any time, in whole or in part, without penalty.

          The undersigned agrees to pay to the holder hereof on demand any and all costs and expenses, including attorneys' fees and expenses, that the holder hereof may incur in connection with the collection of all sums payable hereunder or the exercise or enforcement of any of its rights, powers or remedies under this Promissory Note or applicable law. Any such amounts shall be payable on demand, with interest at the rate set forth above.

          The validity of this Promissory Note and the rights of the parties shall be determined under, and this Promissory Note shall be governed by, and construed in accordance with, the laws of the State of California.

          The undersigned expressly waives any presentment, demand, protest, notice of dishonor or any other notice of any kind in connection with this Promissory Note now or hereafter required by applicable law.

     IN WITNESS WHEREOF, the undersigned has duly executed this Promissory Note as of the date set forth above.


                                           /s/  Richard M. Greenwood
                                       --------------------------------
                                                Richard M. Greenwood